EX-10.2

                                  Administrative Amendment

                                Dated as of August 31, 1994

                            to The Promus Companies Incorporated

                          Savings and Retirement Plan (the "Plan")


                    Pursuant to authority granted by Section 11.1 of the

                Plan, the undersigned, Chairman of the Board of Directors

                of The Promus Companies Incorporated, hereby adopts and

                approves the following amendments to the Plan:

                    1. Article IX of the Plan is amended to add the following Section

                9.9:

                         "9.9  Eligible Rollover Distributions.  This
                         Section 9.9 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article IX, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                         Definitions:

                         (a)  Eligible rollover distribution:  An
                         eligible rollover distribution is any
                         distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a






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                         specified period of ten years or more; any
                         distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                         (b)  Eligible retirement plan:  An
                         eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                         (c)  Distributee:  A distributee includes
                         an employee or former employee.  In
                         addition, the employee's or former
                         employee's surviving spouse and the
                         employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                         (d)  Direct rollover:  A direct rollover
                         is a payment by the plan to the eligible retirement plan specified by the distributee."

                    2. Article II of the Plan is amended by adding the following subparagraph (e) to Section 2.13:

                    "(e) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-





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                    of-living adjustment in effect for a calendar year
                    applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                    For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                    If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."

                    3. Article IX of the Plan is amended to add the following

                paragraphs (e) and f) to Section 9.4:

                    "(e) The notice required by Section 1.411(a)-11(c) of the Code Regulations will be provided no less than 30 days and no more than 90 days before the annuity starting date.

                    (f) If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Code Regulations is given, provided that:

                         (1)  the Plan Administrator clearly
                         informs the Participant that the
                         Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                         (2)  the Participant, after receiving the
                         notice, affirmatively elects a
                         distribution."







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                    4.  Article IX of the Plan is amended to modify Section
                9.1(b)(1)

                to read as follows:

                    "(1) General Rule. Each Member may designate one or more persons as Beneficiary to receive his Account balance in the event of such Member's death. Each such designation shall be made on a form provided by the Plan Administrator, shall be effective only when filed in writing with the Plan Administrator, and shall revoke all prior designations, subject to the provisions of paragraph (2) below. Subject to paragraph (2) below, a trust may be named as a Beneficiary of a Member, but the trust itself will not be treated as a "designated beneficiary" under the Code or Code Regulations including Proposed Code Regulations.
                    If the requirements of Proposed Code Regulation 1.401(a)(9)-1D-5 are met, the beneficiaries of the trust will be treated as "designated beneficiaries" in accordance with and subject to the requirements of Proposed Code Regulation 1.401(a)(9)-1D and E and other applicable regulations. If a trust is named as Beneficiary and the requirements of Proposed Code Regulation 1.401(a)(9)-1D-5 are not met, the Member will be treated as not having a "designated beneficiary" under the Proposed Code Regulations and accordingly distribution will be made to the trust in accordance with the five-year rule in Code Section 401(a)(9)(B)(ii).

                    5. In order to clarify distribution provisions concerning beneficiaries, Section 9.3(b) of the Plan is amended to read as follows:

                    "(b)  Payment to Beneficiary.

                    Subject to the provisions below, a Beneficiary entitled to payment under this Article may elect to continue receiving the benefits under the method of payment in effect when the Member died or be paid the remaining Account balance in a single lump sum distribution.

                    If a Member dies before the time the distribution is considered to have commenced in accordance with the Code or Code Regulations or Proposed Code Regulations (i.e. before April 1 of the year after the year that the Member reaches age 70 1/2), the method of distribution shall satisfy the following requirements:


                         (1) any remaining portion of the Member's interest that is not payable to a designated beneficiary (as defined under Code Regulations or Proposed Code Regulations) will be distributed within five years after the Participant's death; and



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                         (2) any portion of the Participant's interest that
                         is payable to a designated beneficiary (as defined in Code Regulations or Proposed Code Regulations) will be distributed either (i) within five years after the Member's death, or (ii) over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the Beneficiary, commencing not later than the end of the calendar year following the calendar year in which the Member died (or, if the designated Beneficiary is the Member's surviving spouse, commencing not later than the end of the calendar year following the calendar year in which the Member would have attained age 70 1/2).

                    Subject to sections 9.4(b) and 9.6 herein and further subject to the limitations of the Code and Code Regulations or Proposed Code Regulations, the distribution options described in section 9.3(a) above will be offered to a designated beneficiary (as defined under Code or Proposed Code Regulations) whenever the Member dies. The distribution options in Section 9.3(a) will also be offered to satisfy subsection 9.3(b)(2)(ii) above, and for this purpose the term "Member" in section 9.3(a) will refer to the designated beneficiary (except that if the designated beneficiary is not the Member's spouse, the words "or the life expectancy of the Member and his Beneficiary" at the end of 9.3(a)(2) shall not be applicable).
                    Distribution options offered to a Beneficiary who is not an individual shall be those described in the first sentence of this section 9.3(b) except that if the Member dies before April 1 of the year following his/her reaching age 70 1/2, the five-year rule of Code
                    Section 401(a)(9)(B)(ii) shall apply.

                    In the event a Beneficiary dies, any remaining balance payable to such Beneficiary shall be distributed to the Beneficiary's estate (except where the Beneficiary is the Member's spouse and such spouse had submitted a beneficiary form designating an individual as a Beneficiary prior to the spouse's death). The distribution options available to a deceased Beneficiary's estate or to a designated individual Beneficiary of a deceased spouse-Beneficiary will be a continuation of the payments being made to the deceased Beneficiary at the time of his/her death or a lump sum payment (but any distribution shall in any event be completed by the end of the normal life expectancy of the deceased Beneficiary (measured at the time of the Employee's death) or within five years after the Member's death if the five-year rule applies), provided that, in cases where the deceased Beneficiary is the spouse of a deceased Member, and if such spouse had, prior to such spouse's death, submitted a beneficiary form to the Administrator designating an individual as his/her Beneficiary, then such individual Beneficiary may (in addition to the option of receiving





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                    a lump sum or the continuation of existing payments)
                    elect to receive annual installments or a term certain annuity (commencing not later than December 31 of the year following the spouse-Beneficiary's death) over a period of up to 15 years, but in any event such period will not exceed the life expectancy of the individual Beneficiary (measured at the time of the spouse's death) named by the spouse and further will not exceed the life expectancy of the spouse (measured at the time of the Employee's death) if the spouse died after April 1 of the year following the Member's reaching age 70 1/2."

                    6. In order to clarify a provision concerning pre-retirement death benefits for a surviving spouse in connection with Holiday Inn pension funds, the first sentence of Section 9.6(e)(2) is amended to read as follows:

                    "The surviving Spouse shall receive a monthly benefit equal to the amount that can be provided by one-half the value of the Member's Employee Account 9."

                    IN WITNESS WHEREOF, the undersigned has executed this

                Administrative Amendment as of the date written above.




                                             MICHAEL D. ROSE
                                             ------------------------------
                                             Michael D. Rose, Chairman of the
                                             Board of The Promus Companies
                                             Incorporated










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